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                                                                    Exhibit 10.8

                    AMENDMENT TO PURCHASE AND SALE AGREEMENT

This Amendment to Purchase and Sale Agreement ("Amendment") amends that certain Purchase and Sale Agreement (the "Agreement") by and between The Hillsdale Group, L.P., a California limited partnership ("Seller"), and ARV Assisted Living, Inc., a California corporation ("Buyer), dated as of February 12, 1998. All capitalized terms not defined herein shall have the same definition as in the Agreement.

7. Section 1.3.1 is amended to state as follows: "On the Effective Date, Buyer shall deliver to Escrow Holder (as defined below), by wire transfer, the sum of Fourteen Million Dollars ($14,000,000.00) (the "Full Deposit"). On March 16, 1998, Escrow Holder shall, upon receipt of written instructions from Buyer and Seller, release to Seller the sum of Four Million Dollars ($4,000,000) (the "Released Deposit"), to be credited against the Purchase Price, and shall retain the balance (the "Deposit Balance") in Escrow. (As used herein, the term "Deposit" shall refer to the Full Deposit through March 16, 1998 and the Deposit Balance thereafter.) If the purchase and sale contemplated by this Agreement is consummated, then the Full Deposit shall be credited against the Purchase Price and the Deposit Balance shall be paid to Seller at the Closing. If the purchase and sale contemplated by this Agreement fails to occur, Escrow Holder shall remit the Deposit Balance to Seller or Buyer, as appropriate, in accordance with the provisions of this Agreement. In the event the purchase and sale contemplated by this Agreement fails to occur due to any reason other than a breach by Buyer giving rise to liquidated damages pursuant to Section
     8.2.1 below, Seller shall remit to Buyer the Released Deposit. The Escrow Holder shall be authorized to invest the Full Deposit in such reasonable manner as Buyer may direct (subject to Seller's reasonable approval) so long as the Released Deposit is available for release to Seller on March 16, 1998; provided, however, that from and after March 16, 1998, the Escrow Holder shall invest the Deposit Balance only in such manner as will allow Escrow Holder to disburse the Deposit on two (2) days' notice. Due to the magnitude of the Deposit, the parties agree that all interest or other earnings thereon shall not become part of the Deposit, but shall be either applied to the Purchase Price or refunded and disbursed to Buyer regardless of the party who becomes entitled to the Deposit pursuant to any other provisions of this Agreement.

8. Section 2.3 of the Agreement is hereby amended to state as follows: "The Closing shall occur (and Escrow shall close) on or before April 16, 1998 (the "Closing Date")."

9. Section 5.10 of the Agreement is hereby amended to state as follows: "Buyer and Seller shall, at the Closing, enter into an agreement on terms reasonably satisfactory to both parties (the "Post-Closing Operating Management or Lease Agreement") whereby Seller agrees to manage some or all of the Facilities for Buyer after the Closing. Said agreement shall terminate on May 16, 1998 and shall provide for a management fee of $167,000, payable at the Closing. Facility level Employees shall remain in the employ of Seller until the management of each such Facility (which may occur at different times during the month) is transferred to Buyer whereupon Buyer shall hire said Employees."

10. The second to last sentence of Section 8.1.3(c) shall be changed from the following: "If Buyer so terminates the 3-Agreements, the Deposit and all interest accrued thereon shall be returned to Buyer" to the following: "If Buyer so terminates the 3-Agreements, the Deposit Balance and all interest accrued thereon shall be returned to Buyer by Escrow Holder and the Released Deposit shall be returned to Buyer by Seller."

11. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.
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12.  Except as amended herein, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of this 2nd day of March, 1998.

"HILLSDALE"             The Hillsdale Group, L.P.,
                        a California limited partnership

                           By: Hillsdale Advisors, L.L.C., its general partner

                               By: Fremont Group, L.L.C., its managing member

                                        By: /s/ Mark H. Simpson
                                            ------------------------------------
                                        Name: Mark H. Simpson
                                              ----------------------------------
                                        Its: Managing Director
                                             -----------------------------------




"BUYER":                 ARV Assisted Living, Inc.
                         a California corporation


                         By: /s/ Sheila M. Muldoon
                             ---------------------------------------
                             Sheila M. Muldoon, Vice President